EXHIBIT 4.3


         THIS WARRANT AND THE SHARES OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER ALL APPLICABLE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE ISSUER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER ALL APPLICABLE ACTS.


No. [ ]                                                               [ ], 2003


                          STRONGHOLD TECHNOLOGIES, INC.

                           Securities Purchase Warrant

                                -----------------

         THIS CERTIFIES THAT, for value received, [ ], or its registered assigns (the "Holder"), is entitled to subscribe for and purchase from Stronghold Technologies, Inc., a Nevada corporation (the "Company"), at any time prior to or upon [ ], 2013, the Shares at the Exercise Price (each as defined in Section 1 below).

         In connection with this warrant (the "Warrant"), the Company has issued a Promissory Note, dated as of [ ], 2003 (the "Note"), to the Holder. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

         This Warrant is subject to the following terms and conditions:

1. Shares; Exercise Price.

(a) As used herein, the term "Shares" means [ ] ([ ]) shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"). As used herein, the term "Exercise Price" means $[ ]. The number of Shares issuable under this
Section 1(a) and the Exercise Price are subject to adjustment from time to time pursuant to Section 6 hereof. The Common Stock referenced above may be referred to herein as the "Warrant Securities".

2. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (together with a duly executed notice of exercise (the "Notice of Exercise") in the form attached hereto as Exhibit A) at the address of the Company's principal corporate offices set forth in Section 7 hereof, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by (i) wire transfer or check payable to the order of the Company, (ii) cancellation by the Holder of indebtedness or other obligations of the Company to the Holder or (iii) any combination of (i) and (ii). The Person in whose name any certificate representing the Shares issuable upon any exercise of this Warrant shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which such surrender and payment are made. As used herein, the term "Person" means any individual or any corporation, partnership, trust, limited liability company or other entity or organization of any kind.

(b) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise and in any event within ten days thereafter, the Company at its expense shall issue and deliver to the Holder entitled to receive the same a certificate or certificates representing the number of Shares issued upon such exercise. In the event that this Warrant is exercised in part, as promptly as practicable on or after the date of exercise and in any event within ten days thereafter, the Company at its sole expense will execute and deliver a new Warrant exercisable for the number of Shares for which this Warrant may then be exercised, which new warrant shall in all respects be identical to this Warrant.

(c) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

3. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant. The Company hereby agrees that the issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the proper certificates for Shares upon the full or each partial exercise of this Warrant and shares of Common Stock issuable upon any conversion of all or any portion of such Shares.

4.      Registration Rights.

(a) Incidental Registration. Whenever the Company proposes to file a Registration Statement covering shares of Common Stock at any time and from time to time, it will, prior to such filing, give written notice to the Holder of its intention to do so. Upon the written request of the Holder given within 20 days after the Holder's receipt of such notice (which request shall state the intended method of disposition of such shares purchased pursuant to this Warrant), the Company shall use its best efforts to cause all shares purchased pursuant to this Warrant, which the Company has been requested by such Holder to register, to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder. Such "piggy-back" registration rights as described in this Section 4(a) shall have the same terms and conditions as set forth in Section 4(g), Section 6, and Section 7 of that certain Registration Rights Agreement, dated May 16, 2002, by and among the Company and Stanford Venture Capital Holdings, Inc.

(b) Demand Registration. In the event that no Registration Statement for which Holder's Shares are eligible to be included (and are in fact included) is filed on or prior to [ ], 2004, the Holder may thereafter, on one occasion, require the Company to effect the registration of the Shares issued or issuable hereunder on Form SB-2 or Form S-3 (or any successor form thereto), provided that the Company is eligible to use such form for such registration, pursuant to the provisions of this Section 4(b). If the Holder of the Shares issued and issuable hereunder shall give notice to the Company to the effect that such Holder desires to transfer the Shares issued and issuable hereunder pursuant to a public distribution (within the meaning of the Securities Act), then the Company shall, reasonably and promptly after receipt of such (but in any event within 45 days after receipt of such notice), file a registration statement on the specified form pursuant to the Securities Act and cause such Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any state reasonably requested by a prospective seller, to the end that such Shares may be sold by the Holder under the Securities Act and pursuant to the securities or blue sky laws of the jurisdictions requested, as promptly as is reasonably practicable thereafter and the Company will use its commercially reasonable best efforts to cause any such registration to become effective and to keep the prospectus included therein current until the distribution shall have been completed (but in any case not to exceed 90 days after the effective date of such registration statement); provided that such holders shall furnish the Company with such appropriate information in connection therewith as the Company may reasonably request in writing. Notwithstanding the foregoing, the Company shall not be required to effect any registration hereunder (i) for less than 50,000 Shares (subject to appropriate adjustment in the case of stock dividends, stock splits, recapitalizations and the like) unless the registration covers all of the remaining Shares purchased or purchasable by the Holder hereunder or (ii) if the Holder has not exercised purchase rights under this Warrant in respect of such Shares. The managing underwriters, if any, for any offering made pursuant to this Section 4(b) shall be selected by the Company, subject to the consent of the Holder, which consent shall not be unreasonably withheld. Such "demand" registration rights as described in this Section 4(b) shall have the same terms and conditions as set forth in Section 6 and Section 7 of that certain Registration Rights Agreement, dated May 16, 2002, by and among the Company and Stanford Venture Capital Holdings, Inc.

5. Fair Market Value. The Company and the Holder, having adverse interests as a result of arm's length bargaining, agree that:

(a) Neither the Holder nor any of its affiliates has rendered any services to the Company in connection with this Warrant;

(b) The Warrant is not being issued as compensation;

(c) The aggregate fair market value of the Notes, if issued apart from the Warrants, is $[ ] and the aggregate fair market value of the Warrants, if issued apart from the Notes, is $[ ]; and

(d) All tax returns and other information of each party relative to this Warrant and the Note shall consistently reflect the matters agreed to in (a) through (c) above.

6. Adjustments of Exercise Price and Number and Type of Shares.

(a) Merger, Consolidation, Share Exchange, Reorganization, Etc. If all or any portion of this Warrant shall be exercised subsequent to any (i) merger, consolidation, recapitalization, exchange of shares, or reorganization of the Company, (ii) sale or transfer of all or substantially all of the assets of the Company or (iii) other similar event occurring after the date hereof, as a result of which shares of the Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then lawful provision shall be made by the Company so that the Holder exercising this Warrant shall receive, for the aggregate Exercise Price upon such exercise, the aggregated number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, recapitalization, exchange of shares, reorganization, sale, or other similar event.

(b) Adjustment Certificate. Whenever the number or type of Shares purchasable hereunder shall be adjusted pursuant to Section 6(a), the Company shall promptly issue a certificate to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of adjustment, the method by which such adjustment was calculated, including the facts upon which such adjustment was based, and the number and type of Shares purchasable hereunder after giving effect to each adjustment.

(c) Specific Notices. In case:

     (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

     (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity, or any conveyance of all or substantially all of the assets or the Company to another entity or individual; or

     (iii) of any voluntary dissolution, liquidation, or winding-up of the Company; or

     (iv) of any redemption or conversion of all outstanding shares of the Common Stock;

         then, and in each such case, the Company will notify the Holder of, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution, or right and the amount and character of such dividend, distribution or right, or (2) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding-up. For any such notification required above, the Company shall provide to Holder written notice at least 20 days prior to the date specified therein.

7. Notices.

(a) All notices, requests, consents, and other communications under this Warrant shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to the Company, at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, Attention: President, or at such other address as may have been furnished in writing by the Company to the Holder, with a copy to Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey 08540, Attention: Raymond
P. Thek, Esq.; or

                  If to the Holder, [ ], or at such other address as may be furnished in writing by the Holder to the Company.

(b) Either party may give any notice, request, consent or other communication under this Warrant using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section.

8. Transfers, etc

(a) This Warrant and the Warrant Securities shall not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member.

     (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

     (c) The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

     (d) Subject to the provisions of Section 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

9. Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 8 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the shares evidenced by such certificate will not violate the Securities Act and any applicable state securities laws.

10. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Company shall pay to such Holder an amount in cash equal to any fractional share to which such Holder would be entitled, multiplied by the Fair Market Value of a Share, as quoted on the Nasdaq Stock Market or in the Over-the-Counter Market Summary.

11. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

     (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; and

     (b) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation, as then in effect, and its Bylaws, as then in effect.

12. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

     (a) This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Securities Act.

     (b) The Holder understands that the Warrant and the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

     (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

     (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

     (e) The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

13. Rights of Stockholders. Subject to Section 6 hereof, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become issuable, as provided herein.

14. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Eastern Time, on [ ], 2013.

15. Miscellaneous.

(a) This Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the State of New Jersey without regard to principles of conflicts of law.

(b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c) The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

(d) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Shares issued or issuable upon the exercise hereof.

(e) This Warrant, the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(f) The Company shall not, by amendment of the Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant, which new warrant shall have the same date and be identical in all other respects to this Warrant.

(h) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                         STRONGHOLD TECHNOLOGIES, INC.


                         By
                              -----------------------------------------------
                               Name:  Christopher J. Carey
                               Title:  President and Chief Executive Officer

                                                                   Exhibit A
                                                                    --------

                               NOTICE OF EXERCISE


TO:      Stronghold Technologies, Inc.
         Attention:  President



         The undersigned hereby elects to purchase _______________ shares of Common Stock of Stronghold Technologies, Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full. (Initial here if the undersigned elects this alternative). _________

         Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

                 ---------------------------------------------


                                     (Name)
                  ---------------------------------------------


                 ---------------------------------------------


                                    (Address)
                 ---------------------------------------------




         The undersigned hereby represents and warrants that the aforesaid securities are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 12 of the attached Warrant are true and correct as of the date hereof.



                                              -------------------
                                             (Signature and Date)

                                                                       Exhibit B
                                                                       ---------

                                 ASSIGNMENT FORM

                  In connection with that certain Promissory Note, dated as of March __, 2003, issued by [ ] (the "Assignor") in favor of _____________________
(the "Assignee"), the Assignor hereby sells, assigns and transfers all of its rights under the attached Warrant (No. ___) (the "Warrant"), with respect to the number of shares of Common Stock of Stronghold Technologies, Inc. (the "Company"), covered thereby and as set forth below, unto:

Name of Assignee            Address                        No. of Shares
-----------------          ----------                     ---------------



         Section 1 - Assignor
         ---------------------


This warrant assignment is in connection with a Promissory Note and a Securities Purchase Warrant, both dated as of March __, 2003, by the Company in favor of the Assignor.

                  The Assignor hereby makes the following representations and warranties:

1.       The Assignor acquired the Warrant from the Company on March __, 2003.

2.       The Assignor purchased the Warrant for his sole account.

3. The sale of the Warrant will not be accompanied by the publication of any advertisement.

4. The sale of the Warrant will not be effected through a broker-dealer in a public offering.

5. In the sale of the Warrant, the Assignor is not acting on behalf of the Company.

6. In the sale of the Warrant, the Assignor is not acting as an underwriter or a dealer (as such terms are defined under the Securities Act of 1933, as amended).

7. The Warrant is not being sold for the Company in connection with a distribution.

8. The Warrant is not being sold in connection with the participation in a distribution by the Company.

                                                            Section 2 - Assignee
                                                           ---------------------


The Assignee hereby makes the same representations and warranties as those made by the Assignor in Section 12 of the Warrant and in addition, makes the following representations and warranties:

1.       The Assignee acquired the Warrant from the Assignor on March __, 2003.

2. The Warrant was not acquired by the Assignee with the intent to distribute the Warrant.

3.       The Assignee is purchasing the Warrant for his sole account.

4. The purchase of the Warrant will not be accompanied by the publication of any advertisement.

5. The purchase of the Warrant will not be effected through a broker-dealer in a public offering.

6. In the purchase of the Warrant, the Assignee is not acting on behalf of the Company.

7. In the purchase of the Warrant, the Assignee is not acting as an underwriter or a dealer (as such terms are defined under the Securities Act of 1933, as amended).

8. The Warrant is not being acquired for the Company in connection with a distribution.

9. The Warrant is not being acquired in connection with the participation in a distribution by the Company.




         Section 3 - Company
          ------------------


                  The Company (i) hereby consents to this assignment of the Warrant and (ii) waives its right to an opinion of legal counsel in accordance with Section 8 of the Warrant.

                  In witness whereof, the undersigned parties hereto have executed this Agreement as of the ___ day of March, 2003.



                                    ASSIGNOR


                                    -----------------------------------
                                    [  ]





                                    ASSIGNEE


                                   -----------------------------------


                                   -----------------------------------


                                   COMPANY

                                   STRONGHOLD TECHNOLOGIES, INC.



                                   By:_________________________________

                                   Name:    ______________________________

                                   Title:   ______________________________